Exhibit 99.(h)(12)

CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

Between WisdomTree Trust and WisdomTree Asset Management, Inc.

EXHIBIT C

AMENDED as of May 5, 2022

Portfolio Series of the Trust

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. AI Enhanced Value Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. ESG Fund

WisdomTree U.S. LargeCap Fund

WisdomTree U.S. MidCap Fund

WisdomTree U.S. SmallCap Fund

WisdomTree U.S. Value Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree U.S. Multifactor Fund

WisdomTree Global High Dividend Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree New Economy Real Estate Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree India ex-State-Owned Enterprises Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree Growth Leaders Fund

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International AI Enhanced Value Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International Multifactor Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged SmallCap Equity Fund

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WisdomTree Chinese Yuan Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Floating Rate Treasury Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund

WisdomTree Mortgage Plus Bond Fund

WisdomTree U.S. Efficient Core Fund

WisdomTree U.S. Corporate Bond Fund

WisdomTree U.S. High Yield Corporate Bond Fund

WisdomTree U.S. Short-Term Corporate Bond Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree Emerging Markets ESG Fund

WisdomTree International ESG Fund

WisdomTree Cloud Computing Fund

WisdomTree Enhanced Commodity Strategy Fund

WisdomTree Cybersecurity Fund

WisdomTree Alternative Income Fund

WisdomTree International Efficient Core Fund

WisdomTree Emerging Markets Efficient Core Fund

WisdomTree BioRevolution Fund

WisdomTree U.S. Growth & Momentum Fund

WisdomTree Battery Value Chain and Innovation Fund

WisdomTree Target Range Fund

WisdomTree Efficient Gold Plus Gold Miners Strategy Fund

WisdomTree Efficient Gold Plus Equity Strategy Fund

WisdomTree Inflation Adjusted Corporate Bond Fund

WisdomTree Trust	WisdomTree Asset Management, Inc.

/s/Jonathan Steinberg	/s/Stuart Bell
Jonathan Steinberg	Stuart Bell
President	Chief Operating Officer

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